Exhibit 99.8

9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9
	Security Class	123
	Holder Account Number C1234567890	X X X

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Proxy Form - Special Meeting of the Shareholders of Bowater Canada Inc. (the “Corporation”) to be held on July •, 2007

This Proxy Form is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation, partnership, trust or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the Corporation to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Corporation’s Board of Directors.

6.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by the Corporation.

Proxies submitted must be received by 5:00 pm, Eastern Time, on July •, 2007.

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VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone.	• Go to the following web site: www.investorvote.com	• Complete, sign and date the reverse hereof. • Return this Proxy in the envelope provided.
1- 866- 732- VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation, partnership or trust or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 123456	HOLDER ACCOUNT NUMBER C1234567890	ACCESS NUMBER 12345

00GT4D	CPUQC01.E.INT/000001/i1234

+	MR SAM SAMPLE	C1234567890		+
		XXX	123

Appointment of Proxyholder

I/We being holder(s) of Bowater Canada Inc. shares hereby appoint: David J. Paterson, or, failing him, William G. Harvey, or, failing him, Arthur R. Sawchuk,	OR	Print the name of the person you are appointing if this person is someone other than the Management nominees listed herein as my/our proxyholder with full power of substitution to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of Bowater Canada Inc. to be held at • on July • , 2007 at • a.m. (Eastern time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	.

1. Special Resolution	For	Against

To consider and, if deemed advisable, to adopt, with or without variation, a special resolution, in the form set forth in Schedule B to the joint proxy statement/prospectus/management information circular accompanying this proxy form, approving the filing of articles of amendment for the Corporation in order to: (i) change its name to “AbitibiBowater Canada Inc.”; (ii) change each issued and outstanding non-voting exchangeable share into 0.52 of a non-voting exchangeable share; and (iii) repeal the rights, privileges, restrictions and conditions attaching to the non-voting exchangeable shares, as set out in Schedule 1 to Bowater Canada’s Articles of Amendment filed on July 23, 1998, and replace such rights, privileges, restrictions and conditions attaching to the Bowater Canada exchangeable shares with those set out in Schedule 1 to Annex F to the document accompanying this joint proxy statement/prospectus/management information circular.	☐	☐

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2. Other Matters

At its discretion upon such other business that may properly come before the special meeting and any adjournment thereof.

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Corporation’s Board of Directors.

Signature(s)	Date
MM/DD/YY

■	999999999999	0 0 1111	9 X X	A R 0	BWWQ +